UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

June 10, 2010
Date of Report (Date of earliest event reported)

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13647	73-1356520
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5330 East 31st Street, Tulsa, Oklahoma  74135
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (918) 660-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
   (17 CFR 240.14d-2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
   (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On June 10, 2010, Dollar Thrifty Automotive Group, Inc., a Delaware corporation (the “Company”), held its Annual Meeting of Stockholders in Tulsa, Oklahoma. The following matters were submitted to a vote of stockholders and voting results were as follows:

(1)
Election of Directors: The six nominees named in the Company’s proxy statement were elected for a one-year term expiring in 2011 or until their successors are duly elected and qualified, by the following vote:

Director Nominee	Votes For	Votes Against	Broker Non-Votes
Thomas P. Capo	21,640,894	2,693,150	2,707,037
Maryann N. Keller	21,697,968	2,636,076	2,707,037
Hon. Edward C. Lumley	20,486,104	3,847,940	2,707,037
Richard W. Neu	22,975,987	1,358,057	2,707,037
John C. Pope	21,470,971	2,863,073	2,707,037
Scott L. Thompson	22,858,371	1,475,673	2,707,037

(2)
Ratification of Appointment of Independent Registered Public Accounting Firm: Deloitte & Touche LLP were ratified as the auditors of the Company’s financial statements for fiscal year 2010 by the following vote:

Votes For	Votes Against	Abstain	Broker Non-Votes
26,801,671	231,140	8,270	-

(3)	Management objectives for performance-based awards under the Company’s Second Amended and Restated Long-Term Incentive Plan and Director Equity Plan were approved by the following vote:

Votes For	Votes Against	Abstain	Broker Non-Votes
24,274,550	2,733,970	32,561	-

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
(Registrant)

June 14, 2010	By:	/s/ H. CLIFFORD BUSTER III
H. Clifford Buster III
Senior Executive Vice President, Chief Financial
Officer and Principal Financial Officer

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